File: 5-157

ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

FISCAL YEAR-END 09/30/2015

Calvert Social Investment Fund
Calvert World Values Fund, Inc.
Calvert Social Index Series, Inc.
The Calvert Fund
Calvert Impact Fund, Inc.
Calvert SAGE Fund, Inc.

Calvert Investment Management, Inc. (“Calvert” or the “Advisor”) is the investment advisor to the above-referenced registered investment companies (“Funds”). Calvert has agreed, with the respective Funds, to contractually limit (direct/ or direct ordinary) net annual fund operating expenses of the Funds through January 31, 2016, as follows. This expense limitation does not limit the acquired fund fees and expenses incurred by a shareholder. Under the terms of the contractual expense limitation, operating expenses do not include interest expense, brokerage commissions, extraordinary expenses, and taxes. To the extent any expense offset arrangement reduces Fund expenses, Calvert's obligation under this agreement is reduced and Calvert shall also benefit from the expense offset arrangement. The below figures are expressed as a percentage of average net assets.

	Class A	Class B	Class C	Class I	Class Y	Class R
Calvert Social Investment Fund
Calvert Balanced Portfolio				0.72%	0.955%
Calvert Equity Portfolio					0.96%
Calvert Bond Portfolio					0.92%
Calvert Large Cap Core Portfolio				0.81%	1.07%
Calvert Conservative Allocation Fund	0.44%		2.00%
Calvert Moderate Allocation Fund	0.80%		2.00%
Calvert Aggressive Allocation Fund	0.43%		2.00%

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	Class A	Class B	Class C	Class I	Class Y	Class R
Calvert World Values Fund
Calvert International Equity Fund				1.10%	1.39%
Calvert Capital Accumulation Fund	1.59%		2.59%	0.86%	1.44%
Calvert International Opportunities Fund	1.66%		2.50%	1.20%	1.41%
Calvert Emerging Markets Equity Fund	1.78%		2.78%	1.43%	1.53%

Calvert Social Index Series, Inc.
Calvert Social Index Fund	0.75%	1.75%	1.75%	0.21%	0.60%

The Calvert Fund
Calvert Income Fund				0.84%	1.09%	1.47%
Calvert Short Duration Income Fund	1.08%			0.75%	0.95%
Calvert Government Fund	1.10%		2.04%	0.75%
Calvert High Yield Bond Fund	1.07%		2.07%	0.74%	0.82%
Calvert Long-Term Income Fund	1.25%			0.55%
Calvert Ultra-Short Income Fund	0.89%			0.50%	0.84%

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	Class A	Class B	Class C	Class I	Class Y	Class R

Calvert Impact Fund, Inc.
Calvert Small Cap Fund	1.37%	3.19%	2.12%	0.92%	1.12%
Calvert Global Energy Solutions Fund	1.85%		2.85%	1.40%	1.60%
Calvert Global Water Fund	1.85%		2.85%	1.29%	1.60%
Calvert Green Bond Fund	0.88%			0.50%	0.63%

Calvert SAGE Fund, Inc.
Calvert Large Cap Value Fund	1.23%		2.35%		0.98%
Calvert Equity Income Fund	1.23%		2.35%		0.98%

For Funds: ________________________________________        For Calvert: _____________________________________________
William M. Tartikoff, Vice President and                    Robert J. Enderson, Vice President and
Secretary                        Assistant Treasurer

Date:                     Date: